SCHEDULE I

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LYNCH INTERACTIVE

                    MARIO J. GABELLI
                                 5/30/02            2,000             37.0000
					   5/31/02            1,500             33.9000


          (1) THE FOREGOING TRANSACTINS WERE BROKERED TRANSACTIONS EFFECTED BY THE PLAN'S INVESTMENT MANAGER ON THE AMERICAN STOCK EXCHANGE. PROCEEDS TO PURCHASE SUCH SHARES WERE FUNDED FROM INTRA-ACCOUNT
	        TRANSFERS WITHIN MR. GABELLI'S PARTICIPANT ACCOUNT.

          (2) PRICE EXCLUDES COMMISSION.